FORM 8-K

                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, DC 20549

                                  CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported) March 22,2001.


                        DCI Telecommunications, Inc.
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         (Exact name of registrant as specified in its charter)


 Colorado                     2-96976-D             84-1155041
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(State or other             (Commission File       (IRS Employer
  jurisdiction of             Number)                Identification
  incorporation)                                      Number)

          488 Schooley's Mountain Road, Hackettstown, NJ 07840
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                 (Address of principal executive offices)

Registrant's telephone number, including area code:(908) 684-8233

                611 Access Road, Stratford, CT 06615
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      (Former name or former address, if changed since last report.)

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Item 5. Other Events

DCI's Board of Directors announced that they have negotiated a revision to certain provisions in DCI's employment contract with its former Chairman, President & CEO, Joseph J. Murphy. Mr. Murphy's employment contract dated January 1995 contained a clause which, upon termination would entitle him to 10% of the previous year's total revenue as a lump sum payment. In this case, it would be fiscal year ended March 31, 1999. At Mr. Murphy's election, he could have elected to receive this lump sum payment in the form of DCI common stock. In view of the depressed price of DCI's stock this would have an adverse impact on all DCI shareholders. As a result, Mr. Murphy decided to waive this clause except under one condition; that being a non-negotiated (hostile) takeover attempt of DCI, unless the offer exceeded the price of the stock the day trading was suspended by the SEC.

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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DCI TELECOMMUNICATIONS, Inc.

By: /s/ John J. Adams
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Name: John J. Adams
Title: President
Date: March 22, 2001